As filed with the Securities and Exchange Commission on May 10, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COOPER-STANDARD HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	20-1945088
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive Novi, Michigan	48375
(Address of Principal Executive Offices)	(Zip Code)

Cooper-Standard Holdings Inc. 2011 Omnibus Incentive Plan

(Full Title of the Plan)

Timothy W. Hefferon, Esq.

Vice President, General Counsel and Secretary

39550 Orchard Hill Place Drive

Novi, Michigan 48375

(248) 596-5900

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,272,834 shares(1)	$42.50(2)	$139,095,445(2)	$18,972.62(2)

(1)	Reflects shares of common stock, par value $0.001 per share (the “Common Stock”), of Cooper-Standard Holdings Inc., a Delaware corporation (the “Registrant”), being registered hereunder that may be issued pursuant to the Cooper-Standard Holdings Inc. 2011 Omnibus Incentive Plan, as amended and restated (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of securities as may become issuable because of the provisions of the Plan, relating to adjustments for changes resulting from a stock dividend, stock split or similar change.
(2)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $42.50 per share represents the average of the high and low sales prices of the Common Stock as reported on the OTC Bulletin Board on May 6, 2013.

EXPLANATORY NOTE

A Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on July 18, 2011 (File No. 333-175635) covering the registration of 1,940,741 shares of Common Stock under the Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 3,272,834 shares of Common Stock under the Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3, 6 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1) the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 28, 2013;

(2) the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 8, 2013;

(3) the Registrant’s current reports on Form 8-K filed with the Commission on each of March 22, 2013, April 1, 2013, April 4, 2013, April 10, 2013, April 30, 2013, May 8, 2013 and May 10, 2013 (other than the portions of such documents deemed not to be filed); and

(4) The description of the Corporation’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on March 21, 2011 (Registration No. 000-54305).

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law. Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Certificate of Incorporation. Section 9.2 of the Registrant’s third amended and restated certificate of incorporation (the “certificate of incorporation”) provides that the Registrant shall indemnify and hold harmless to the fullest extent authorized or permitted by law, as the same may be amended, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Registrant shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) is authorized by the board of directors of the Registrant (whether before, during or after the pendency of such proceeding). The right to indemnification includes the right to be paid by the Registrant the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.

In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of the certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Bylaws. The Registrant’s bylaws (the “bylaws”) provide for the same indemnification for the Registrant’s directors and officers as the certificate of incorporation does. The bylaws also provide that expenses (including attorneys’ fees) incurred by a Covered Person in defending, testifying or otherwise participating in any proceeding for which such director or officer may be entitled to indemnification under the bylaws shall be paid by the Registrant in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the bylaws.

The indemnification provided by the certificate of incorporation or the bylaws is not deemed to be exclusive of any other right to which a Covered Person may be entitled under applicable law, the certificate of incorporation, the bylaws, an agreement, a vote of stockholders or disinterested directors or otherwise.

D&O Insurance. As permitted by Section 145 of the DGCL and the bylaws, the Registrant maintains standard policies of insurance under which coverage is provided to the Registrant’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to the Registrant with respect to payments which may be made by the Registrant to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

The above discussion of Section 145 of the DGCL and of the certificate of incorporation and the bylaws is not intended to be exhaustive and is respectively qualified in its entirety by Section 145 of the DGCL, the certificate of incorporation and the bylaws.

ITEM 8.	EXHIBITS

The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan, on the 10th day of May, 2013.

COOPER-STANDARD HOLDINGS INC.

By:	/s/ Jeffrey S. Edwards
Jeffrey S. Edwards
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Jeffrey S. Edwards and Timothy W. Hefferon, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution, for and in the name and place of the undersigned, to sign in any and all capacities the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act necessary to be done to enable Cooper-Standard Holdings Inc. to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Jeffrey S. Edwards	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2013
Jeffrey S. Edwards

/s/ Allen J. Campbel	Chief Financial Officer (Principal Financial Officer)	May 10, 2013
Allen J. Campbell

/s/ Helen T. Yantz	Controller (Principal Accounting Officer)	May 10, 2013
Helen T. Yantz

/s/ Orlando A. Bustos	Director	May 10, 2013
Orlando A. Bustos

/s/ Larry J. Jutte	Director	May 10, 2013
Larry J. Jutte

/s/ Jeffrey E. Kirt	Director	May 10, 2013
Jeffrey E. Kirt

/S/ David J. Mastrocola	Director	May 10, 2013
David J. Mastrocola

/s/ Stephen A. Van Oss	Director	May 10, 2013
Stephen A. Van Oss

/s/ Kenneth L. Way	Director	May 10, 2013
Kenneth L. Way

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Amended and Restated Certificate of Incorporation of Cooper-Standard Holdings Inc. (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed July 26, 2010 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of Cooper-Standard Holdings Inc. (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed July 26, 2010 and incorporated herein by reference).

4.3	Amended and Restated Cooper-Standard Holdings Inc. 2011 Omnibus Incentive Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 10, 2013 and incorporated herein by reference).

*5.1	Opinion of Timothy W. Hefferon with respect to validity of issuance of securities.

*23.1	Consent of Ernst and Young LLP.

*23.2	Consent of Timothy W. Hefferon (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of the Registration Statement).

*	Each document marked with an asterisk is filed herewith.